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Exhibit 10.8.20.1

FIRST AMENDMENT TO
MULTICURRENCY CREDIT AGREEMENT,
LIMITED WAIVERS
AND CONSENT OF GUARANTORS

        This FIRST AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS (this "Amendment") is dated as of October 31, 2002 and entered into by and among WESTAFF, INC., a Delaware corporation ("Parent"), WESTAFF (USA), INC., a California corporation ("Westaff USA"), WESTAFF LIMITED PARTNERSHIP, a Delaware limited partnership ("WestLP"), WESTAFF (CA), INC., a California corporation ("WCA" and, with Westaff USA and WestLP, the "US Borrowers"), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales ("UK Borrower"), WESTAFF SUPPORT, INC., a California corporation ("Term Borrower", and together with the US Borrowers and the UK Borrower, the "Borrowers"), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (as defined in the Credit Agreement referred to below).

Recitals

        Whereas, the Parent the Borrowers, the Lenders, and the Agents have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 (the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

        Whereas, the Borrowers have requested that the Lenders agree to amend the Minimum EBITDA covenant contained in the Financial Covenants set forth on Annex G; and

        Whereas, the Borrowers have also requested that the Lenders agree to waive certain requirements of the Loan Documents; and

        Whereas, the Requisite Lenders are willing to approve such amendment, on the terms and conditions set forth in this Amendment.

        Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the Parent, the Borrowers, the Lenders, and the Agents agree as follows:

        1.    AMENDMENTS TO CREDIT AGREEMENT.    Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

          1.1    Amendments to Annex A (Definitions).    (a) The following definition is added to Annex A of the Credit Agreement in proper alphabetical order:

    "Availability Reserve" means

          (a)  as to the US Borrowers, a reserve in the amount of: (i) $1,500,000 for the period commencing on September 7, 2002 and ending July 11, 2003, (ii) $3,500,000 for the period commencing on July 12, 2003 and ending on November 1, 2003, (iii) $1,500,000 for the period commencing on November 2, 2003 and ending on April 17, 2004, and (iv) $3,500,000 thereafter; and

          (b)  as to the UK Borrower, commencing on September 7, 2002 a reserve in the amount of: 967,305 Pounds Sterling; provided, that if the Spot Rate fluctuates by more than 10% from the Spot Rate in effect on October 25, 2002, the UK Agent may adjust the foregoing Availability

  Reserve to equal the Pounds Sterling equivalent of $1,500,000 as of the date of such adjustment (determined by using the Spot Rate in effect as of such date) by delivery of written notice of such adjustment to the UK Borrower."

          (b)  The definition of "Reserves" is deleted in its entirety and replaced with the following:

          "Reserves" means (a) reserves established by the Applicable Agent from time to time in respect of Preferential Debts or Prior Claims, (b) reserves established pursuant to Section 5.4(c), (c) any reserve established for payroll taxes, (d) any reserve for UK Value Added Taxes, (e) the Availability Reserve, and (f) such other reserves against Eligible Accounts or Borrowing Availability of the Applicable Borrower that the Applicable Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of the Applicable Agent's credit judgment.

          1.2    Amendment to Annex G (Financial Covenants.)    Paragraph (c) of Annex G of the Credit Agreement is deleted in its entirety and replaced with the following:

          "(c) Minimum EBITDA. Parent and its Subsidiaries on a consolidated basis shall have:

            (i)    At the end of each Fiscal Period through and including the Fiscal Period ended April 19, 2003, an EBITDA, measured from April 21, 2002 through the end of such Fiscal Period, of not less than the amount set forth below:

Fiscal Period Ending	EDITDA
May 18, 2002	$348,000
June 15, 2002	$1,075,000
July 13, 2002	$2,031,000
August 10, 2002	$2,600,000
September 7, 2002	$3,600,000
October 5, 2002	$4,800,000
November 2, 2002	$5,500,000
November 30, 2002	$6,400,000
December 28, 2002	$6,800,000
January 25, 2003	$6,600,000
February 22, 2003	$6,900,000
March 22, 2003	$7,500,000
April 19, 2003	$8,100,000

            (ii)  at the end of each Fiscal Quarter set forth below, an EBITDA measured for the 13 Fiscal Periods then ended, of not less than the amount set forth below:

July 12, 2003	$9,100,000
November 1, 2003	$10,000,000
January 24, 2004	$12,000,000
April 17, 2004	$12,900,000
July 10, 2004	$13,700,000
Thereafter	$14,000,000

        2.    LIMITED WAIVERS.    The Lenders hereby agree that, notwithstanding the requirements of Annex G (Financial Covenants) of the Credit Agreement (without giving effect to this Amendment), the Lenders hereby waive the Events of Default that arose from Borrower's failure to maintain a minimum EBITDA with respect to (a) the Fiscal Period ending September 7, 2002 and (b) the Fiscal Period ending October 5, 2002. These waivers shall be limited precisely as written, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other Default or Event of Default, or any consent to departure from the terms of the Credit Agreement.

        3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND THE BORROWERS.    The Credit Parties (other than the UK Borrower), jointly and severally, and the UK Borrower, only in respect of itself, severally, make the following representations and warranties to each Lender and each Agent with respect to all Credit Parties

          3.1    Power and Authority.    Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, as amended hereby.

          3.2    Due Authorization, Non-Contravention.    The execution, delivery and performance by each Credit Party of this Amendment and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

          3.3    Execution, Delivery and Enforceability.    This Amendment and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors' rights generally or by general equitable principles.

          3.4    No Default or Event of Default.    No event has occurred and is continuing after giving effect to this Amendment or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

          3.5    Representations and Warranties.    After giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

        4.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.    This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the US Agent (by hand delivery, mail or telecopy) by, the Parent, the Borrowers and the Requisite Lenders, and counterparts of the Consent have been delivered to the US Agent by each Guarantor.

        5.    EFFECT OF AMENDMENT; RATIFICATION.    This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent and each Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect.

        6.    APPLICABLE LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

        7.    COMPLETE AGREEMENT.    This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

        8.    CAPTIONS; COUNTERPARTS.    The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

        [Remainder of page intentionally blank]

        IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Multicurrency Credit Agreement. Limited Waivers and Consent of Guarantors as of the date set forth above.

WESTAFF (USA), INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF SUPPORT, INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF (CA), INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF LIMITED PARTNERSHIP
By:	WESTAFF (GP), INC., its General Partner
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF (U.K.) LIMITED
By:	/s/ Dwight S. Pedersen
Name:	Dwight S. Pedersen
Title:	Director
GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent, UK Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ Lawrence E. Ridgway
By:	Lawrence E. Ridgway Duly Authorized Signatory
BANK OF AMERICA, N. A., as Documentation Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ Philip J. Sefchovich
Name:	Philip J. Sefchovich
Title:	Assistant Vice President

        The following Persons are signatories to this First Amendment to Multicurrency Credit Agreement in their capacity as Credit Parties and not as Borrowers.

WESTAFF, INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including each US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Liens granted by it to the Agent for its benefit and the benefit of the Lenders.

        [signatures following; remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

WESTAFF, INC.
By	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF (GP), INC., a California corporation
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF (LP), INC., a California corporation
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTERN MEDICAL SERVICES, INC., a California corporation
By:	/s/ Gary A. Kittleson
Name:	Gary Kittleson
Title:	Executive Vice President, Chief Financial Officer and Secretary
WESTAFF (USA), INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF SUPPORT, INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF (CA), INC.
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF LIMITED PARTNERSHIP
By:	WESTAFF (GP), INC. its general partner
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
MEDIAWORLD INTERNATIONAL
By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

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  Exhibit 10.8.20.1
FIRST AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS
Recitals
CONSENT OF GUARANTORS